Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Basic Earth Science Systems, Inc. (the “Company”) on Form 10-QSB for the period ended September 30, 2007 to be filed with the Securities and Exchange Commission on November 13, 2007 (the “Report”), I, Ray Singleton, as President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Ray Singleton Ray Singleton, President and	November 12, 2007
Chief Executive Officer